Preferred Securities

                          Western Resources Capital _
  ____% Cumulative Quarterly Income Preferred Securities ("QUIPS"), Series ___
                (liquidation amount $25 per preferred security)
                     guaranteed on a subordinated basis by
                            Western Resources, Inc.

                          ---------------------------

                            Underwriting Agreement

                                                         ____________, 1995
As representatives of the several Underwriters named in Schedule I hereto,

Ladies and Gentlemen:

          Western Resources Capital __, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), and Western Resources, Inc., a Kansas corporation, as depositor of the Trust and as guarantor (the "Guarantor"), propose, subject to the terms and conditions stated herein, that the Trust issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters"), an aggregate of $________ (the "Securities") _____ % Cumulative Quarterly Income Preferred Securities (liquidation amount $25 per preferred security) representing beneficial interests in the Trust, guaranteed on a subordinated basis by the Guarantor as to the payment of distributions, and as to payments on liquidation or redemption, to the extent set forth in a guarantee agreement (the "Guarantee") between the Guarantor and Wilmington Trust Company, as trustee (the "Guarantee Trustee"). The Trust is to purchase, with the proceeds of the Securities and with of its Common Securities (liquidation amount $25 per common security) (the "Common Securities"), an aggregate of $___________ ___% Junior Subordinated Debentures, Due ____ (the "Subordinated Debentures") of the Guarantor, to be issued pursuant to an Indenture (the "Indenture") between the Guarantor and Wilmington Trust Company, as trustee (the "Debenture Trustee"). The payments made by the Guarantor on the Subordinated Debentures are established at a level sufficient to permit the Trust, upon receipt of such payments, to make payments on the Securities in accordance with their tenor.

          1. Each of the Trust and the Guarantor jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

                  (a) A registration statement on Form S-3 (File No. 33-_______) in respect of the Securities, the Subordinated Debentures and the Guarantee (collectively, the "Registered Securities") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"); such registration statement, in the form heretofore delivered to you and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other

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          Underwriters,  have been declared  effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission; and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or thereafter filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act, being hereinafter called a "Preliminary Prospectus"; the various parts of such registration statement, including all exhibits thereto and including at the time it was declared effective the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of
          the   registration   statement  became   effective,   are  hereinafter
          collectively   called  the   "Registration   Statement";   such  final
          prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

                  (b)  No  order   preventing  or  suspending  the  use  of  any
          Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through ____________________ expressly for use therein;

                  (c) The documents incorporated by reference in the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required

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          to be stated therein or necessary to make the  statements  therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through expressly for use therein;

                  (d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as of the applicable effective date as to the Registration Statement and any amendment thereto and (ii) as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Trust or the Guarantor by an Underwriter through expressly for use therein;

                  (e) The Guarantor and its subsidiaries considered as a whole have not sustained, since the date of the latest audited financial statements incorporated by reference in the Prospectus, any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and Preliminary Prospectus, there has not been
          (i) any material change in the capital stock, long-term debt or consolidated capitalization of the Guarantor, or (ii) any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, of the Guarantor and its subsidiaries considered as a whole (other than as referred to in or contemplated by the Registration Statement);

                  (f) The Trust has been duly created and is validly existing as a statutory business trust in good standing under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act") with the power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement, the Amended and Restated Trust

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          Agreement  (the  "Trust  Agreement")  between  the  Guarantor  and the trustees named therein (the "Trustees") and the agreements and instruments contemplated by the Trust Agreement and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature;

                  (g) Each of the Guarantor and its wholly owned subsidiary, Kansas Gas and Electric Company ("KG&E"), has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Kansas, with corporate power (including power in any relevant joint venture, partnership or other enterprise in which the Guarantor or KG&E are participants) and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and each of the Guarantor and KG&E holds valid and subsisting franchises, certificates of convenience and authority, licenses and permits authorizing it to carry on the utility business in which it is engaged as described in the Prospectus;

                  (h) The Guarantor has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each subsidiary of the Guarantor have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Guarantor, free and clear of all liens, encumbrances, equities and claims, other than the pledge of the KG&E common stock held by the Guarantor under the Credit Agreement by and between the Guarantor and Chemical Bank, N.A. as disclosed in the Registration Statement and Prospectus; and all of the outstanding beneficial interests in the Trust have been duly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Prospectus;

                  (i) The Common Securities have been duly authorized by the Depositor of the Trust and upon delivery by the Trust to the Guarantor against payment therefor as described in the Prospectus, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform to the description thereof contained in the Prospectus; the issuance of the Common Securities is not subject to preemptive or other similar rights; and at the Time of Delivery, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Guarantor free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

                  (j) The Securities have been duly authorized by the Depositor of the Trust, and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and non-assessable beneficial interests in the Trust and will conform in all material respects to the description thereof contained in the Prospectus; and the holders of the Securities (the "Securityholders") will be entitled to the same limitation of personal liability extended to stockholders of private

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          corporations for profit organized under the General Corporation Law of
          the  State  of   Delaware   (subject   to  the   obligations   of  the
          Securityholders under the Trust Agreement to make certain payments to the Trust to defray expenses such as any applicable transfer and stamp taxes);

                  (k) The Guarantee, the Subordinated Debentures, the Trust Agreement and the Indenture (the Guarantee, the Subordinated Debentures, the Trust Agreement and the Indenture being collectively referred to as the "Guarantor Agreements") have each been duly authorized and when validly executed and delivered by the Guarantor and, in the case of the Guarantee, by the Guarantee Trustee, in the case of the Trust Agreement, by the Trustees (as defined in the Trust Agreement) and, in the case of the Indenture, by the Debenture Trustee, and, in the case of the Subordinated Debentures, when validly issued by the Guarantor and validly authenticated and delivered by the Debenture Trustee, will constitute valid and legally binding obligations of the Guarantor, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; the Trust Agreement, the Indenture and the Guarantee have been duly qualified under the Trust Indenture Act of 1939, as amended (the "TIA"); the Subordinated Debentures are entitled to the benefits of the Indenture; and the Guarantee Agreement will conform to the descriptions thereof in the Prospectus;

                  (l) The issue and sale of the Securities and the Common Securities by the Trust, the compliance by the Trust with all of the provisions of this Agreement, the purchase of the Subordinated
          Debentures by the Trust, and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust is a party or by which the Trust is bound or to which any of the property or assets of the Trust is subject (in each case except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Guarantor and its subsidiaries considered as a whole), nor will such action result in any violation of the provisions of the Trust Agreement or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, other than the authorization of the Kansas Corporation Commission which has been duly obtained, is required for the issue and sale of the Securities and the Common Securities by the Trust, the purchase of the Subordinated
          Debentures by the Trust or the consummation by the Trust of the transactions contemplated by this Agreement, except the registration under the Act and the Exchange Act of the Securities, the Subordinated Debentures and the Guarantee, the qualification of the Trust Agreement, the Indenture and the Guarantee

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          under  the  TIA,  and  such   consents,   approvals,   authorizations,
          registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and the distribution of the Securities by the Underwriters; and

                  (m)  The  issuance  by the  Guarantor  of the  Guarantee,  the compliance by the Guarantor with all of the provisions of this Agreement, the execution, delivery and performance by the Guarantor of the Guarantor Agreements, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound or to which any of the property or assets of the Guarantor is subject (in each case, except for such conflicts, breaches, violations or defaults that would not have a material adverse effect on the business, business prospects, financial condition or results of operations of the Guarantor and its subsidiaries considered as a whole), nor will such action result in any violation of the provisions of the Certificate of Incorporation or by-laws of the Guarantor or any statute or any order, rule or regulation of any court or governmental agency or body (including, without limitation, any insurance regulatory agency or body) having jurisdiction over the Guarantor or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body, other than the authorization of the Kansas Corporation Commission which has been duly obtained, is required for the issue of the Guarantee or the consummation by the Guarantor of the other transactions contemplated by this Agreement, except the registration under the Act of the Securities, the Subordinated Debentures and the Guarantee, the qualification of the Trust Agreement, the Indenture and the Guarantee under the TIA and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Securities and distribution of the Securities by the Underwriters.

          2. Subject to the terms and conditions herein set forth, the Trust and the Guarantor agree that the Trust shall issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Trust, at a purchase price of $25 per preferred security, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

          As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Securities will be used by the Trust to purchase the Subordinated Debentures of the Guarantor, the Guarantor hereby agrees to pay at the Time of Delivery (as defined in Section 4 hereof) to ____________________, for the accounts of the several Underwriters, an amount equal to $0._______ per Security sold to [noninstitutional purchasers] and $0._______ per Security sold to [institutional purchasers] for the Securities to be delivered at the Time of Delivery.


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          3. Upon the authorization by you of the release of the Securities, the several Underwriters propose to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

          4. (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as ____________________ may request upon at least forty-eight hours' prior notice to the Guarantor, shall be delivered by or on behalf of the Trust to ____________________, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor, by certified or official bank check or checks, payable to the order of the Trust, in Federal (same day) funds. The Trust will cause the certificates representing the Securities to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The Guarantor shall reimburse the Underwriters upon being invoiced therefor for the costs incurred by them, as determined in their sole discretion, of providing Federal (same day) as opposed to New York Clearing House (next day) funds. The time and date of such delivery and payment shall be, with respect to Securities, 9:30 a.m., New York time, on _________, 1995 or such other time and date as ____________________ and the Guarantor may agree upon in writing. Such time and date for delivery of the Securities is herein called the "Time of Delivery."

          At the Time of Delivery, the Guarantor will pay, or cause to be paid, the commission payable at such Time of Delivery to the Underwriters under
Section 2 hereof by certified or official bank check or checks, payable to the order of ____________________, in New York Clearing House (next day) funds.

          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Securities and the check specified in subsection (a) above, will be delivered at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, NY 10005 (the "Closing Location"), and the Securities will be delivered at the Designated Office, all at the Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this
Section 4, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

          5. The Trust and the Guarantor jointly and severally agree with each of the Underwriters:

                  (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or

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


          any supplement to the Registration Statement or the Prospectus prior to the Time of Delivery which shall be disapproved by you (your approval not to be unreasonably withheld) promptly after reasonable notice thereof; so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, to advise you promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Registered Securities or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) Promptly from time to time to take such action as you may reasonably request to qualify the Registered Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith neither the Trust nor the Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus, in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a

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          prospectus  in connection  with sales of any of the  Securities at any time nine months or more after the date of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

                  (d) In the case of the Guarantor, to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Guarantor and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations thereunder (including at the option of the Guarantor, Rule 158 under the Act);

                  (e) During the period beginning from the date hereof and continuing to and including the earlier of (i) the date, after the Time of Delivery, on which the distribution of the Securities ceases, as determined by you, and (ii) 30 days after the Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any securities, any other beneficial interests of the Trust, or any preferred securities or any other securities of the Trust or the Guarantor, as the case may be, that are substantially similar to the Securities (including any guarantee of such securities) or any securities that are convertible into or exchangeable for, or that represent the right to receive securities, preferred securities or any such substantially similar securities of either the Trust or the Guarantor; and

                  (f) To use its best efforts to list, subject to notice of issuance, the Securities on the New York Stock Exchange.

          6. The Guarantor covenants and agrees with the several Underwriters that it will pay the following: (i) the fees, disbursements and expenses of the Trust's and the Guarantor's counsel and their accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, the Trust Agreement, the Guarantee, the Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Registered Securities; (iii) all expenses in connection with the qualification of the Securities, the Subordinated Debentures and the Guarantee for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost and charges of the transfer agent or registrar; (vi) the cost of qualifying the Securities with The Depository Trust Company; (vii) all fees and expenses of the Trustees, the Debenture Trustee and the Guarantee Trustee and their counsel;
(viii) all fees and expenses in connection with the listing of the Securities on the New York

          Stock  Exchange  and the  cost of  registering  the  Securities  under
          Section 12 of the Exchange Act; (ix) the cost of preparing certificates for the Securities and the Subordinated Debentures; and
          (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, Section 8 and Section 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stamp, documentary, transfer and similar taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

          7. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Trust and the Guarantor herein are, at and as of the Time of Delivery, true and correct, the condition that the Trust and the Guarantor shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) That you shall receive: (i), at the Time of Delivery, the signed opinions of: John K. Rosenberg, Esq., Executive Vice President and General Counsel of the Guarantor; Cahill Gordon & Reindel, counsel for the Guarantor; Richards, Layton & Finger, special Delaware counsel to the Trust and the Guarantor; and Sidley & Austin, counsel for the Underwriters; and (ii), on the date hereof and at the Time of Delivery, the signed letters of Arthur Andersen LLP, independent public accountants of the Guarantor -- each substantially in the forms heretofore furnished, and satisfactory in form and substance, to you and addressed to the Underwriters (with reproduced or conformed copies thereof for each of the other Underwriters);

                  (c) That all orders, approvals or consents of state or federal regulatory commissions necessary to permit the issue, sale and delivery of the Securities shall have been issued and the time for the appeal thereof shall have expired; at the time of purchase such orders shall be in full force and effect; and prior to such time of purchase no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act by the Commission and at such time of purchase no proceedings therefor or for the revocation of such state or federal commission approvals shall be pending or threatened;

                  (d) That, at the time the Registration Statement became effective, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus at its issue date and at the time of purchase did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, other than any statement contained in, or any matter omitted from, the Registration Statement or the Prospectus in reliance upon, and in conformity with, information furnished in writing by or on behalf of any Underwriter through you to the Trust or the Guarantor expressly for use with reference to such Underwriter in the Registration Statement or Prospectus;

                  (e) That, (i) since the date of the latest audited financial statements incorporated by reference in the Prospectus, the Guarantor and its subsidiaries considered as a whole shall not have sustained any material loss or interference with their business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, or (ii) since the respective dates as of which information is given in the Registration Statement and Preliminary Prospectus, there has not been (a) any change in the capital stock, long-term debt or consolidated capitalization of the Guarantor, or (b) any change, or any development involving a prospective change, in the condition, financial or otherwise, of the Guarantor and its subsidiaries considered as a whole (other than as referred to in or contemplated by the Registration Statement and Prospectus), which in the case of either (i) or (ii), in the reasonable judgment of the Underwriters, is sufficiently material and adverse so as to render it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus;

                  (f) That the Trust and the Guarantor shall have performed all of their respective obligations under this Agreement which are to be performed by the terms hereof at or before the time of purchase;

                  (g) That the Guarantor shall, at the time of purchase, deliver to you (with reproduced or conformed copies thereof for each of the other Underwriters) a signed certificate of two of its executive officers stating that, subsequent to the respective dates as of which information is given in the Registration Statement and in the Prospectus, the Prospectus was first filed, or mailed for filing, pursuant to Rule 424 under the Act, and prior to the time of purchase, no material adverse change in the condition of the Guarantor, financial or otherwise, shall have taken place (other than as referred to in or contemplated by the Registration Statement and Prospectus as of such time) and also covering the matters set forth in (d) and (f) of this Section 7;

                  (h) Subsequent to the date of this Agreement: (i) no downgrading shall have occurred in the rating accorded the Guarantor's debt securities, preferred or preference stock by a "nationally recognized securities rating organization," as that term is defined by the Commission for purposes of its Rule 436(g)(2); and (ii) no such rating organization shall have announced publicly that it has placed, or informed the Guarantor or the Underwriters that it intends to place, any of the Guarantor's securities on what is commonly referred to as a "watchlist" for possible downgrading, in a manner or to an extent indicating a materially greater likelihood of a downgrading in rating as described in clause (i) above occurring than was the case as of the date hereof;

                  (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Guarantor's securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of ___________________ makes it impracticable or inadvisable to proceed with the public offering of the Securities or the delivery of the Securities at the Time of Delivery on the terms and in the manner contemplated in the Prospectus; and

                  (j) The Securities to be sold by the Trust at the Time of Delivery shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  8. (a) The Trust and the Guarantor will jointly and severally indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Trust nor the Guarantor shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by any Underwriter through ____________________ expressly for use therein; and provided, further, that neither the Trust nor the Guarantor shall be liable to any Underwriter under the indemnity agreement in this subsection (a) with respect to any Preliminary Prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person as to whom it shall be established that there was not sent or given, at or prior to written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented in any case where such delivery is required by the Act if the Trust or the Guarantor previously furnished copies thereof in the quantity requested in accordance with Section 5(c) hereof to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the Preliminary Prospectus and corrected in the Prospectus or the Prospectus as then amended or supplemented.

                  (b) Each Underwriter will indemnify and hold harmless the Trust and the Guarantor against any losses, claims, damages or liabilities to which the Trust or the Guarantor may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by such Underwriter through ________________________ expressly for use therein; and will reimburse the Trust and the Guarantor for any legal or other expenses reasonably incurred by the Trust or the Guarantor in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, including the employment of counsel, reasonably satisfactory to the indemnified party, and payment of expenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one counsel (plus local counsel, as needed) for all indemnified parties selected by such indemnified party shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor on the one hand and the Underwriters on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Trust and the Guarantor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Guarantor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as (i) the total proceeds from the offering (before deducting expenses) received by the Trust less the total underwriting compensation paid by the Guarantor bear to (ii) the total underwriting compensation received by the Underwriters, in each case as set forth in, or in footnotes to, the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust and the Guarantor on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Trust, the Guarantor and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection
(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The  obligations of the Trust and the Guarantor under this
Section 8 shall be in addition to any liability which the Trust and the Guarantor may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Guarantor, each administrative trustee of the Trust and to each person, if any, who controls the Trust or the Guarantor within the meaning of the Act.

                  9. (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Trust and the Guarantor shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Trust and the Guarantor that you have so arranged for the purchase of such Securities, or the Trust or the Guarantor notifies you that it has so arranged for the purchase of such Securities, you or the Trust and the Guarantor shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Trust and the Guarantor agree to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

                  (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Trust and the Guarantor as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Trust and the Guarantor shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Trust and the Guarantor as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Trust and the Guarantor shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Trust or the Guarantor, except for the expenses to be borne by the Trust, the Guarantor and the Underwriters as provided in
Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  10. The respective indemnities, agreements, representations, warranties and other statements of the Trust, the Guarantor and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Trust, the Guarantor or any officer or director or controlling person of the Trust or the Guarantor, and shall survive delivery of and payment for the Securities.

                  11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Trust nor the Guarantor shall then be under any liability to any Underwriter except as provided in Section 6 and Section 8 hereof; but if, for any other reason, any Securities are not delivered by or on behalf of the Trust as provided herein, the Trust and the Guarantor will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Trust and the Guarantor shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Section 6 and Section 8 hereof.

                  12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

                  All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of _______________________________________________________________, Attention:
Registration Department; and if to the Trust or the Guarantor by mail to it at the address of the Trust or the Guarantor set forth in the Registration Statement, Attention: Secretary; provided, however that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address as supplied to the Trust and the Guarantor by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

                  13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Trust, the Guarantor and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Guarantor or the Trust and each person who controls the Trust, the Guarantor or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

                  14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                  15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Trust and the Guarantor, on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Trust and the Guarantor for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Western Resources Capital

     By: Western Resources, Inc., as Depositor

     By:_______________________________________
         Name:_________________________________
         Title:________________________________


Western Resources, Inc.

     By:_______________________________________
         Name:_________________________________
         Title:________________________________



Accepted as of the date hereof:

By:____________________________________________

                                   SCHEDULE I



                                                      Total Number of
                                                        Securities
  Underwriters                                       to be purchased

    Total...........................................     _________